                                                                  Exhibit  10.18

                          SEPARATION AGREEMENT BETWEEN
            BARBARA M. HUBBARD AND WALKER INTERACTIVE SYSTEMS, INC.

       This Agreement is entered into between Barbara M. Hubbard (the "Executive") and Walker Interactive Systems, Inc. (the "Company") effective February 15, 1999.
                                   WITNESSETH

       WHEREAS, the Executive and the Company have mutually agreed to terminate the Executive's employment as Vice President of Finance and an Officer of the Company, effective May 1, 1999;

       WHEREAS, the Company believes that Executive has made significant contributions to the Company and its success during her tenure as an employee;

       WHEREAS, the Company wishes to express its appreciation to Executive for the significant contributions she has made to the Company's success during the three years she served with the Company;

       NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto:

1. SEPARATION. Executive's employment relationship with the Company will terminate on May 1, 1999 ("Separation Date").

2. CONSULTING AGREEMENT. In order to facilitate the provision of future services by Executive to the Company, the Executive and the Company agree to enter into a Consulting Services Agreement (the "Consulting Agreement") in the form attached as Exhibit I.

3. SALARY CONTINUATION. If Executive has not obtained new regular, full-time employment as of the Separation Date, Executive will receive, on a month-to-month basis, her regular base salary, paid on the Company's regular payroll dates, subject to standard deductions and withholdings for taxes and social security, for a period of time not to exceed eight (8) months, ending on December 31, 1999. Executive shall certify in writing not less than two weeks prior to the beginning of each month following the Separation Date that she has not obtained regular full-time employment in order to trigger the salary continuation payment. Salary continuation payments shall cease in the month following the date Executive has obtained regular full-time employment.

4.  EXERCISE OF OPTIONS.

    4.1 The Company shall extend the ability of Executive to exercise the 30,000 options vested as of the Separation Date pursuant to Option Agreement No. 950088, dated April 1, 1996, and to exercise the 2,500 options vested as of the Separation Date pursuant to Option Agreement No. 890814, dated November 13, 1997, (the "Option Agreements"), such that Executive shall have twelve (12) months from the Separation Date to exercise these options and purchase these shares. Thereafter, these options will no longer be exercisable with respect to these 30,000 shares and 2,500 shares.

    4.2 If a "change of control event" occurs during the period of time that Executive is able to exercise her vested options, Executive will be covered fully by provisions of Paragraph 11(b) of the Walker Interactive Systems, Inc., 1994 Equity Incentive Plan and Paragraph 10(b) of the Walker Interactive Systems, Inc., 1995 NonStatutory Stock Option Plan for Non-Officer Employees.

    4.3 Except as expressly provided in this Agreement (including Exhibit 1, attached) , vesting of all options will cease at the close of business on the Separation Date.

5.  CONTINUED HEALTH BENEFITS.   The Company will continue to pay Executive's
monthly health insurance premiums for her current health insurance through the end of the last month in which Executive receives salary continuation payments, said Company paid health insurance premiums to cease effective December 31, 1999, at the latest. Effective January 1, 2000, to the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, Executive shall be eligible to continue her health insurance benefits at her own expense and, later, to convert to an individual policy if she wishes.

6. BONUSES. Executive shall be eligible to receive the following bonuses, if such are paid to the executive management of Walker:

    a) The Quarter 2, 1999, bonus, for the period of service from April 1, 1999, through May 1, 1999.

7. NO ADDITIONAL COMPENSATION. Executive acknowledges and agrees that after the Separation Date she will not be entitled to or receive any compensation, bonuses, stock, stock options or other benefits as a consequence of her Employment, except as expressly set forth in this agreement and the Consulting Agreement.

8.  TAX CONSEQUENCES.   Executive acknowledges that she has been advised by the
Company to consult with a tax advisor or attorney with respect to the tax consequences, if any, of these amendments to her stock options grants.

9. LIMITATION ON ACTIVITIES (NON-COMPETE). In consideration for the benefits provided in Paragraphs 2 and 3, above, Executive agrees that, for the twelve month period beginning May 1, 1999, and ending April 30, 2000, she will not directly or indirectly (whether for compensation or without compensation), as an individual proprietor, partner, stockholder, officer, employee, consultant, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one percent (1%) of the total outstanding stock of a publicly held company), engage in any business activity that is directly competitive with the business of the Company, ("Competitive Activity"). For purposes of the Agreement, "Competitive Activity" shall be defined as obtaining employment, performing work or providing services directly and specifically to SAP, PeopleSoft, Oracle, Hyperion, QSP, BAAN, Lawson, CODA (or any related corporation or partnership). These Competitive Activities are in addition to the limitations on Executive's activities set forth in her Proprietary Information Agreement (Exhibit A hereto), and they are considered by the parties to constitute a reasonable restriction for the purpose of protecting the business of the Company. However, if any such limitation is found by a court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

10. RELEASE. In exchange for the consideration under this Agreement to which she would not otherwise be entitled:

     10.1 Executive hereby forever releases and discharges the Company, its parent corporation, subsidiaries and affiliates, and its and their officers, directors, employees and agents, and all others, of and from any and all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way connected with the termination of her Employment, including (without limitation) all claims and demands under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), and other federal and state employment laws, or for breach of contract; provided however, that Executive is not releasing any claims against the Company that may arise from events that occur after she signs this Agreement.

     10.2 Executive acknowledges that she is knowingly and voluntarily waiving and releasing any rights she may have under the ADEA. She also acknowledges that the consideration given for the waiver in this Paragraph is in addition to anything of value to which she was already entitled. She further acknowledges that she has been advised by this writing that: (i) her waiver and release do not apply to any claims that may arise after she signs this Agreement; (ii) she has the right to consult with an attorney prior to executing this Agreement;
(iii) she has twenty-one (21) days within which to consider this Agreement (although she may choose to voluntarily execute this Agreement earlier); (iv) she has seven (7) days following the execution of this Agreement to revoke the Agreement; and (v) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by her ("Effective Date").

11. PROPRIETARY INFORMATION OBLIGATIONS. Executive acknowledges her continuing, post-Employment obligations under that certain Proprietary Information and Confidentiality Agreement dated April 5, 1996, between Executive and the Company ("Proprietary Information Agreement"), a copy of which is attached hereto as Exhibit A.

12.  MISCELLANEOUS.

     12.1 Confidentiality. Executive shall hold the provisions of this Agreement in strictest confidence and not publicize or disclose them in any manner whatsoever; provided, however, that Executive may disclose this Agreement to her immediate family, attorneys, accountants, tax preparers and financial advisers, provided the person to whom she intends to make such disclosure first agrees to be bound by this provision, and she may also disclose this Agreement insofar as such disclosure is required by law.

     12.2 Binding Effect; Non-Assignability. The rights and obligations of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be.

     12.3 Complete Understanding; Modification. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises and representations. Any modification or amendment of this Agreement shall be effective only if in writing and signed by Executive and an authorized officer of the Company.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BARBARA M. HUBBARD                   WALKER INTERACTIVE SYSTEMS, INC.

/s/ BARBARA M. HUBBARD               By: /s/ WALLACE E. BREITMAN
-------------------------------      -------------------------------------
Date Signed: February 4, 1999        Date Signed: February 4, 1999
             ------------------                   ------------------------

                                   EXHIBIT I

                     CONSULTING SERVICES AGREEMENT BETWEEN
              BARBARA HUBBARD AND WALKER INTERACTIVE SYSTEMS, INC.

  This Consulting Services Agreement is entered into between Barbara Hubbard (the "Executive") and Walker Interactive Systems, Inc. (the "Company") effective February 15, 1999.

                                   WITNESSETH

  WHEREAS, Executive and the Company have mutually agreed that Executive's employment as Vice President of Finance and Officer of the Company will terminate effective May 1, 1999 ("Separation Date");

  WHEREAS, the Company believes Executive possesses significant skills and knowledge which can assist the Company in its ongoing business endeavors;

  WHEREAS, the Company wishes to provide Executive with several benefits in return for Executive's assisting the Company in various business development and customer relationship situations;

  WHEREAS, Executive wishes to provide Company with such assistance;

  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.  CONSULTING ENGAGEMENT.

    1.1 Engagement of Services. Executive is hereby engaged by the Company in the capacity of Consultant to the Chief Executive Officer of the Company for a period of six months commencing on the Separation Date ("Consulting Engagement"), unless terminated sooner pursuant to Section 4, below. During the Consulting Engagement, Executive shall render such services in connection with the business of the Company as may reasonably be requested from time to time by the Chief Executive Officer of the Company or his designee and Executive shall utilize her best efforts, skills and talents in the performance of those services; provided, however, that Executive shall have the right reasonably to decline any particular request. Executive shall be available to devote a minimum equivalent of one day per month to performing such services, at such times and locations as shall be mutually convenient to Executive and the Company.

    1.2 Limitations On Other Activities. During the Consulting Engagement, Executive agrees to abide fully by the provisions of Paragraph 7, "Limitations on On Other Activities (Non-Compete)," of the Separation Agreement between Barbara Hubbard and Walker Interactive Systems, Inc., dated February 15, 1999.

2.  Compensation.

    2.1 As compensation for Executive's services as a consultant hereunder for services rendered between May 2, 1999 and October 31, 1999, the Company shall pay Executive a reasonable and mutually agreeable fee for services rendered in excess of one day per month. Executive will provide Company with an invoice for services rendered on a monthly basis.

    2.2 In addition to such compensation, the Company will reimburse Executive for travel and other out-of-pocket costs reasonably incurred by her in the course of performing services under this Agreement; provided, however, that the Company shall not be obligated hereunder unless (i) the Company has agreed in advance to reimburse such costs, and (ii) Executive provides the Company with appropriate receipts or other relevant documentation for all such costs as part of any submission by her for reimbursement.

    2.3 Executive acknowledges and agrees that she is not entitled to and will not receive any fees or other items of value in connection with either his Consulting Engagement or any of her other obligations under Section 1 of this Agreement, except as expressly set forth above.

3. BENEFITS. Provided this Agreement is not terminated by Company pursuant to Paragraph 4 below prior to October 31, 1999, Executive's option to purchase 2,500 shares of Company stock pursuant to Option Agreement No. 950449, October 23, 1998, will vest and become exercisable. Executive shall have a period of six (6) months after the vesting of such option, through April 30, 1999, to exercise and purchase these 2,500 shares. Thereafter, such option will no longer be exercisable.

4.  RIGHT TO TERMINATE.   In the event that (a) Executive breaches any of her
continuing obligations under the Proprietary Agreement she signed on April 5, 1996, or (b) Executive commences a Competitive Activity in violation of this Agreement, the Company may terminate this Agreement upon written notice to the Consultant.

5.  INDEPENDENT CONTRACTOR STATUS.

    5.1 It is understood and agreed that Executive is an independent contractor and not an employee, agent, joint venturer or partner of the Company, and Executive agrees not to hold herself out as, or give any person reason to believe that she is, an employee, agent, joint venturer or partner of the Company;

    5.2 As an independent contractor, Executive is responsible for paying all required state and federal taxes and insurance. In particular, the Company will not withhold FICA (Medicare and Social Security) from Executive's payments, make state or federal unemployment insurance contributions on behalf of Executive, withhold state and federal income tax from Executive's payments, make disability insurance contributions on behalf of Executive, or obtain workers' compensation insurance on behalf of Executive. Executive will indemnify the Company against any liability for any of the payments or withholdings described in this Paragraph.

     5.3 Prohibition Against Use Or Disclosure Of Proprietary And Confidential Information. Executive's Proprietary Information Agreement with the Company (Exhibit A hereto) is hereby incorporated into this Agreement and made a part hereof, and it shall impose the same obligations on Executive, and have the same force and effect, during the Consulting Engagement and thereafter as was the case as a consequence of Executive's Employment with the Company.

     5.4 Office Space; Support Services. The Company shall provide Executive with office space and secretarial support if and when Executive is performing services under this Agreement on the Company's premises, should she desire to utilize them.

     5.5 Term. Unless previously terminated as set forth above, the Consulting Engagement shall terminate six months from the Separation Date. The Consulting Engagement shall terminate automatically in the event of (i) Executive's death, (ii) a disability that prevents Executive from performing her obligations hereunder, or (iii) Executive's revocation of this Agreement prior to the Effective Date.

6.  MISCELLANEOUS.

    6.1 Confidentiality. Executive shall hold the provisions of this Agreement in strictest confidence and not publicize or disclose them in any manner whatsoever; provided, however, that Executive may disclose this Agreement to her immediate family, attorneys, accountants, tax preparers and financial advisers, provided the person to whom she intends to make such disclosure first agrees to be bound by this provision, and she may also disclose this Agreement insofar as such disclosure is required by law.

    6.2 Binding Effect; Non-Assignability. The rights and obligations of the parties hereto shall bind and inure to the benefit of their respective successors, assigns, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Executive's services, Executive may not assign or delegate his consulting obligations under this Agreement either in whole or in part without the prior express written consent of an authorized officer of the Company.

    6.3 Complete Understanding; Modification. This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between the parties hereto with respect to the subject matter hereof. This Agreement is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises and representations. Any modification or amendment of this Agreement shall be effective only if in writing and signed by Executive and an authorized officer of the Company.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BARBARA M. HUBBARD                   WALKER INTERACTIVE SYSTEMS, INC.
/s/ BARBARA M. HUBBARD               By: /s/ WALLACE E. BREITMAN
-------------------------------      -------------------------------------
Date Signed: February 4, 1999        Date Signed: February 4, 1999
             ------------------                   ------------------------